Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 333-47672, 333-44702, 333-32214, 333-39908 and
333-85553) and Form S-3 (No. 333-85211) of Devon Energy Corporation of our report dated June 27, 2000 relating to the financial statements of the Santa Fe Snyder Savings Investment Plan, which appears in this Form 11-K.


PricewaterhouseCoopers LLP

Houston, Texas
June 29, 2001